Exhibit 99.1

NEWS RELEASE

NETGEAR® PROVIDES PRELIMINARY FIRST QUARTER FINANCIAL

RESULTS

SAN JOSE, Calif. — April 18, 2022—NETGEAR, Inc. (NASDAQ: NTGR) today reported certain preliminary financial results for its first fiscal quarter ended April 3, 2022. NETGEAR will announce full results for the first quarter on April 27, 2022.

NETGEAR currently expects net revenue for the first quarter of 2022 to be between $202 million and $212 million, compared to prior guidance of $225 million to $240 million for the first quarter of 2022. The U.S. consumer WiFi market, which had exited 2021 at approximately 15% above 2019 levels, declined in the first quarter of 2022, ending roughly flat to 2019 levels. The decline in market size negatively impacted the performance of our CHP business which saw a decline in revenue relative to our expectations earlier in the quarter. Despite SMB revenue performance meeting expectations, supply of components to our factories were severely disrupted in March due to COVID-induced lockdowns in Shenzhen, resulting in a meaningful lost opportunity to deliver higher SMB revenue in the quarter.

GAAP operating margin for the first quarter of 2022 is expected to be between (7.7)% and (6.7)%, compared to prior guidance of (1.5)% to (0.5)%. Non-GAAP operating margin for the first quarter of 2022 is expected to be between (5.3)% and (4.3)%, compared to prior guidance of 1% to 2%. The lower CHP revenue performance combined with a loss in top line leverage negatively impacted operating margin performance relative to our expectations earlier in the quarter.

A reconciliation between NETGEAR’s operating margin rate on a GAAP and non-GAAP basis is provided in the following table:

Three months ended
April 3, 2022
Operating Margin Rate

GAAP	(7.7)% - (6.7)%
Estimated adjustments for[1]:
Stock-based compensation expense	2.3%
Amortization of intangibles	0.1%
Non-GAAP	(5.3)% - (4.3)%

1 Operating margin rate does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

NETGEAR will release its full financial results for the first quarter after the close of trading on April 27, 2022. Management will host a conference call on April 27, 2022 at 5 p.m. ET (2 p.m. PT) to review the results.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2022 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s completion of its first quarter financial close processes, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions. Such factors are further addressed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2021 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;

•	the ability to better identify trends in our underlying business and perform related trend analyses;

•	a better understanding of how management plans and measures our underlying business; and

•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.